Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

◦	Registration Statement No. 333-228957 on Form S-8 dated December 21, 2018 pertaining to the registration of 650,000 shares under the Lansing Acquisition 2018 Inducement and Retention Plan;

◦	Registration Statement No. 333-202442 on Form S-8 dated March 2, 2015 pertaining to the registration of 1,750,000 shares under the Company’s 2014 Long-Term Incentive Compensation Plan;

◦
Registration Statement No. 333-182428 on Form S-3 dated June 29, 2012 pertaining to the shelf registration of $8,000,000 2.65% Five-Year Debentures, $6,000,000 3.50% Ten-Year Debentures and $6,000,000 4.50% Fifteen-Year Debentures; and

◦	Registration Statement No. 333-169826 on Form S-3 dated October 7, 2010 pertaining to the registration of $12,000,000 4.25% Ten-Year Debentures and $18,000,000 3.00% Five-Year Debentures

of our reports dated February February 27, 2019, relating to the consolidated financial statements and financial statement schedule of The Andersons, Inc. and subsidiaries, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Accounting Standards Update No. 2014-09, Revenue From Contracts With Customers, and the effectiveness of The Andersons, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Andersons, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
February 27, 2019